Exhibit 99.1

Media Contact:	Investor Relations Contact:
Susan Chenoweth	Carolyn Bass, Jon Avidor
Taleo Corporation	Market Street Partners
925-452-3666	415-445-3240
schenoweth@taleo.com	taleo@marketstreetpartners.com
Taleo Reports Record First Quarter 2007
Financial Results
Talent Management Leader Reports Record Quarterly Revenue and Net Income
Dublin, Calif., — May 7, 2007 — Taleo (NASDAQ: TLEO), the leading provider of on demand talent management solutions, today announced record financial results for the first quarter ended March 31, 2007.
Quarterly Highlights Include:
•	Record revenues of $28.7 million for the first quarter of 2007, an increase of 29.6% year-over-year, and 8.3% quarter over quarter.

•	Quarterly GAAP net income of $908,000 for the first quarter, or $0.03 per fully diluted share for the first quarter of 2007, an increase of 253%, year-over-year, and quarterly non-GAAP net income of $2.3 million or $0.09 per fully diluted share for the first quarter of 2007, an increase of 255%, year-over-year.

•	Customer base grew to over 1,000 customers with more than 900,000 users.
“The first quarter of 2007 marked record top and bottom line performance, demonstrating our ability to both innovate and execute. Our customer momentum continues to build, and with our strong customer satisfaction, the new release of our award winning platform Taleo Enterprise Edition 7.5 in the second quarter of this year and our launch of our performance management solution in the fourth quarter we are excited about the continued opportunities for growth in 2007. Our strong organic growth and the leverage we gain by executing a pure on demand model was demonstrated in our financial results this quarter,” stated Michael Gregoire, President and CEO of Taleo.
Additional First Quarter Business Highlights:
•	More than 150 new customers were signed in Q1 bringing Taleo’s customer base to over 1,000 organizations around the world.

•	New customers include:, Group Healthcare Cooperative, GSG Systems, Home Shopping Network, HR Works,and IASIS Healthcare, Krispy Crème Doughnut Corporations, Puget Sound Energy, New Day Financial, NYC Health and

Hospitals Corporation, Recruitment Direct Australia, Thomson Learning, University Physicians group, Advansis Japan, and Verio Technology.

•	Taleo’s HRO business continued to grow and included a large contract with IBM for a large U.S. airline.

•	Acquired certain assets of JobFlash, a leader in on demand hourly volume hiring, multilingual telephone interactive voice response (IVR) solutions, and interview scheduling applications.

•	Grew its global presence by adding more than 80,000 new users to bring the total number of users to over 900,000 worldwide, working with candidates in 21 languages and 100 countries.

•	Processed over 1.1 billion customer transactions, more than 225,000 hires, and 8.8 million applications from 5 million new candidates in Q1 2007.
“We continue to experience strong demand for our on demand talent management solutions running on the industry’s leading platform,” stated Gregoire. “Record low unemployment, job market transparency, and business growth are fueling the need for improved hiring and retention practices. Corporate executives see our on demand option as the proven immediate solution to drive improved business performance in this tight labor environment.”
Taleo delivered the following results for the first quarter ended March 31, 2007:
Revenue: Total revenue for the first quarter was $28.7 million, representing an increase of 29.6% on a year-over-year basis. Recurring application revenue for the first quarter was $23.7 million, an increase of 29.9% on a year-over-year basis.
Net Income/(Loss) and Net Income/(Loss) Per Share to Common Stockholders: Net income in accordance with accounting principles generally accepted in the United States, or GAAP, was $908,000 for the first quarter, compared to a net loss of $594,000 for the same period last year. Net income for the first quarter of 2007 and net loss for the first quarter of 2006 includes share-based compensation expense of $1.4 million and $825,000, respectively, pursuant to the adoption on January 1, 2006 of Financial Accounting Standards Board (FASB) Statement No. 123(R), “Share-Based Payment” (SFAS 123(R)), which requires companies to expense the fair value of employee stock options and similar stock based compensation awards. Net income per fully diluted share was $0.03 for the first quarter of 2007 based on 26.0 million weighted average shares outstanding compared to net loss per fully diluted share of $(0.03) for the same period in 2006 based on 18.8 million weighted average shares outstanding.
Non-GAAP Net Income/(Loss) and Non-GAAP Net Income/(Loss) Per Share: Non-GAAP net income, which excludes loss on disposal of fixed assets, share-based compensation expense pursuant to SFAS 123(R), and amortization of acquired intangibles, was $2.3 million for the first quarter of 2007, compared to a non-GAAP net income of $661,000 in the same period last year. Non-GAAP net income per fully diluted share was $0.09 for the first quarter of 2007 based on 26.0 million weighted average shares outstanding compared to non-GAAP net income per fully diluted share of $0.03 for the same period in 2006 based on 25.4 million weighted average shares outstanding.
Conference Call Details
In conjunction with this announcement, Taleo will host a conference call today at 4:30 p.m. EDT to discuss the company’s first quarter 2007 financial results. To access this call, dial 866-770-7120 using passcode 35954609. A replay of this conference call will be available through May

13, 2007 at 888-286-8010. The replay passcode is 89429252. A live webcast of this conference call will be available on the “Investor Relations” page of the company’s Web site, (www.taleo.com) and a replay will be archived on the Web site as well.
About Taleo
Taleo (NASDAQ: TLEO) delivers on demand talent management solutions that enable organizations of all sizes, around the world, to assess, acquire, develop, and align their workforce for improved business performance. More than 1,000 organizations use Taleo to recruit and retain top talent with 900,000 users processing 60 million candidates from 100 countries. For more information, visit www.taleo.com.
Forward-looking Statements
This release contains forward-looking statements, including statements regarding Taleo’s future financial performance, new product development, market growth, the demand for Taleo’s solutions and general business conditions. Any forward-looking statements contained in this press release are based upon Taleo’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Taleo’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Taleo disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including the possibility that the market for enterprise software does not develop as anticipated; the volatility of our stock price due to the difficulty in predicting operating results and the long sales cycle for our software; failure to develop new software products or enhance existing products; failure to retain key staff; the failure to maintain historical maintenance renewal rates; and the failure to properly protect our proprietary rights and intellectual property. Further information on potential factors that could affect actual results is included in Item 1A of Taleo’s Annual Report on Form 10-K, as filed with the SEC on March 16, 2007, in Item 1A of Taleo Quarterly Report on Form 10-Q, as filed with the SEC on November 14, 2006, and in other reports filed by Taleo with the SEC.
Non-GAAP Financial Measures
Taleo has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net income/(loss) and non-GAAP net income/(loss) per share. Taleo uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Taleo’s ongoing operational performance. Taleo believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Taleo’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures discussed above exclude loss on disposal of fixed assets, share-based compensation expense pursuant to SFAS 123(R) and amortization of acquired intangibles.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Taleo Corporation
Condensed Consolidated Balance Sheets
(All amounts in thousands)
(Unaudited)

	March 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$73,933	$58,785
Restricted cash	216	2,722
Accounts receivable, net	34,496	25,952
Prepaid expenses and other current assets	4,287	3,657
Investment credit receivable	2,636	4,395

Total current assets	115,568	95,511

Property and equipment, net	12,865	12,928
Restricted Cash	1,048	1,048
Other assets	2,637	1,448
Goodwill	8,069	6,028
Other Intangibles, net	1,526	457

Total assets	$141,713	$117,420

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$26,411	$18,708
Customer deposits	2,636	80
Deferred revenue	26,583	18,547
Capital lease obligation, short-term	250	381

Total current liabilities	55,880	37,716

Customer deposits and long term deferred revenue	360	360
Other liabilities	1,358	1,101
Capital lease obligation, long-term	7	17
Class B redeemable common stock	—	—

Total liabilities	57,605	39,194

Exchangeable share obligation	581	796

Stockholders’ equity:
Capital stock	—	—
Additional paid-in capital	137,795	133,610
Accumulated deficit	(54,362)	(56,329)
Treasury stock	(324)	(158)
Accumulated other comprehensive income	418	307

Total stockholders’ equity	83,527	77,430

Total liability and stockholders’ equity	$141,713	$117,420

Taleo Corporation
Condensed Consolidated Statements of Operations
(All amounts in thousands except per share data)
(Unaudited)

	Three Months Year Ended
	March 31,
	2007	2006
Revenue:
Application	$23,655	$18,216
Consulting	5,062	3,948

Total revenue	28,717	22,164

Cost of revenue (note 1):
Application	5,048	4,237
Amortization of acquired intangibles	52	249

Total cost of application revenue	5,100	4,486
Consulting	3,789	3,321

Total cost of revenue	8,889	7,807

Gross profit	19,828	14,357

Operating expenses (note 1):
Sales and marketing	8,517	6,353
Research and development	5,403	4,783
General and administrative	5,394	4,486

Total operating expenses	19,314	15,622

Income / (loss) from operations	514	(1,265)

Other income / (expense):
Interest income	673	709
Interest expense	(19)	(30)

Total other income	654	679

Income / (loss) before provision for income tax	1,168	(586)

Provision for income taxes	260	8

Net income / (loss) attributable to Class A common stockholders	$908	$(594)

Net income / (loss) attributable to Class A common stockholders — basic	$0.04	$(0.03)

Net income / (loss) attributable to Class A common stockholders — diluted	$0.03	$(0.03)

Weighted average Class A common shares — basic	22,804	18,789

Weighted average Class A common shares — diluted	26,014	18,789

NOTES

1. Includes share-based compensation expense pursuant to SFAS 123(R)
Application COS	$63	$41
Service COS	90	40

COS Subtotal	153	81

Sales & Marketing Operating Cost	360	217
R&D Operating Cost	243	123
G&A Operating Cost	629	404

SG&A Subtotal	1,232	744

Total share-based compensation expense	$1,385	$825

Taleo Corporation
Condensed Consolidated Statements of Operations (Continued)
(All amounts in thousands except per share data)
(Unaudited)
Reconciliation of GAAP net income / (loss) and non-GAAP net income:

	Three Months Year Ended
	March 31,
	2007	2006
GAAP net income/(loss) reported above	$908	$(594)
Add back:
Loss on disposal of fixed assets	—	181
Share-based compensation expense (SFAS 123(R))	1,385	825
Amortization of acquired intangibles	52	249

	1,437	1,255

Non-GAAP net income	$2,345	$661

Non-GAAP net income per share
Basic	$0.10	$0.04

Fully diluted	$0.09	$0.03

Reconciliation of basic and fully diluted share count:

Basic	22,804	18,789

Add: Weighted average — Series B common stock	1,680	4,038
Weighted average — warrants & options	1,530	2,605

Diluted	26,014	25,432

Taleo Corporation
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2007	2006
Cash flows from operating activities:
Net income / (loss)	$908	$(594)
Adjustments to reconcile net income /(loss) to net cash provided by operating activities:
Depreciation and amortization	1,268	1,170
Loss on disposal of fixed assets	—	181
Amortization of tenant inducements	(55)	(27)
Stock-based compensation expense	1,385	825
Director fees settled with stock	40	—
Bad debt expense	95	—
Changes in working capital accounts:
Interest earned on restricted cash	1	—
Accounts receivable	(8,422)	(5,483)
Prepaid expenses and other assets	(596)	(1,110)
Investment credit receivable	1,775	2,146
Accounts payable and accrued liabilities	6,990	(2,108)
Deferred revenues and customer deposits	10,513	8,982

Net cash provided by operating activities	13,902	3,982

Cash flows from investing activities:
Acquisition of property and equipment	(746)	(593)
Restricted cash — decrease	2,507	19
Acquisition of business	(3,072)	—

Net cash used in investing activities	(1,311)	(574)

Cash flows from financing activities:
Principal payments on capital lease obligations	(142)	(145)
Proceeds from stock options and warrants exercised	2,542	101

Net cash provided by (used in) financing activities	2,400	(44)

Effect of exchange rate changes on cash and cash equivalents	157	21

Increase in cash and cash equivalents	15,148	3,385
Cash and cash equivalents:
Beginning of period	58,785	59,346

End of period	$73,933	$62,731

Supplemental cash flow disclosures:
Cash paid for interest	$4	$14

Cash paid for income taxes	$—	$—

Supplemental disclosure of non-cash financing and investing activities:
Property and equipment purchases included in accounts payable and accrued liabilities	$368	$305
Contingent shares issuable	$—	$80
Contingent shares issued	$—	$81
Class B common stock exchanged for Class A common stock	$8,038	$—
Treasury stock acquired to settle payroll taxes	$166	$—

# # #
Investor Contact:
Carolyn Bass, Jon Avidor
Market Street Partners
Tel: 415.445.3230
e-mail: ir@taleo.com
Company Contact:
Susan Chenoweth
Taleo
Tel: 925.452.3666
e-mail: schenoweth@taleo.com
Press Contact:
Jason Davis
Horn Group
Tel: 646.688.0588
e-mail: jdavis@horngroup.com